                                                                       EXHIBIT 4

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
COMMON DEPOSITARY FOR CLEARSTREAM BANKING, SOCIETE ANONYME ("CLEARSTREAM,
LUXEMBOURG") OR EUROCLEAR BANK S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM
("EUROCLEAR"), TO THE REPUBLIC OF SOUTH AFRICA OR ITS AGENT FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF BT GLOBENET NOMINEES LIMITED OR SUCH OTHER NAME AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY AND ANY PAYMENT IS MADE TO BT
GLOBENET NOMINEES LIMITED, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER
HEREOF, BT GLOBENET NOMINEES LIMITED, HAS AN INTEREST HEREIN.

No. 001                                                        (euro)750,000,000

                            REPUBLIC OF SOUTH AFRICA
                              4.50% Notes due 2016

                                                           ISIN No. XS0250007498

The Republic of South Africa (herein called the "ISSUER" or "SOUTH AFRICA"), for value received, hereby promises to pay to BT Globenet Nominees Limited or registered assigns, the principal sum set forth on the face hereof on April 5,
2016, and to pay interest thereon from April 5, 2006 or from the most recent
Interest Payment Date to which interest has been paid or duly provided for, annually in arrears on April 5 in each year (the "INTEREST PAYMENT DATE"), commencing April 5, 2007, at the rate of 4.50% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Amended Fiscal Agency Agreement hereinafter referred to, be paid to the person (the "REGISTERED HOLDER") in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the preceding March 21 (whether or not a business day), as the case may be (each a
"REGULAR RECORD DATE"), next preceding such Interest Payment Date. Interest will be calculated on the basis of the actual number of days in respect of which payment is being made divided by the number of days from, and including, the preceding Interest Payment Date (or the issue date in the case of the first
Interest Payment Date) to, but excluding, the relevant Interest Payment Date.
Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such interest to be fixed by South Africa, notice whereof shall be given to registered holders of Securities of this series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange.

Principal of (and premium, if any, on) this Security shall be payable against surrender hereof at the corporate trust office of the Fiscal Agent hereinafter referred to and at the offices of such other Paying

Agents as South Africa shall have appointed pursuant to the Amended Fiscal
Agency Agreement. Payments of any interest on this Security shall be made, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person's address appearing on the aforementioned register or, in the case of payments of principal (and premium, if any) to such other address as the registered holder may specify upon such surrender; provided, however, that any payments shall be made, in the case of a registered holder of at least
(euro)1,000,000 aggregate principal amount of Securities of such Series, by transfer for value on the date for such payment to an account denominated in
Euros maintained by the payee with a bank if such registered holder so elects by giving notice to the Fiscal Agent, not less than 15 days (or such fewer days as the Fiscal Agent may accept at its discretion) prior to the date of the payments to be obtained, of such election and of the account to which payments are to be made. The Issuer covenants that until this Security has been delivered to the
Fiscal Agent for cancellation, or monies sufficient to pay the principal of (and premium, if any, on) and interest on this Security have been made available for payment and either paid or returned to the Issuer as provided herein, it will at all times maintain offices or agencies in the Borough of Manhattan, The City of
New York and elsewhere, as the Issuer may determine, for the payment of the principal of (and premium, if any, on) and interest on the Securities as herein provided. The Issuer further covenants that in the event of the issuance of
Definitive Securities (the "DEFINITIVE SECURITIES") and for as long as the
Securities are listed on the Luxembourg Stock Exchange, it will at all times maintain a listing agent, transfer agent and paying agent in Luxembourg.

The Securities are issued pursuant to an Amended and Restated Fiscal Agency
Agreement, dated as of May 15, 2003 (the "AMENDED FISCAL AGENCY AGREEMENT"),
between South Africa and Deutsche Bank Trust Company Americas (formerly named
Bankers Trust Company), as Fiscal Agent. The Securities will benefit from a
Currency Transfer Guarantee of the South African Reserve Bank, dated April 5,
2006, in its capacity as the agent for the Minister of Finance for purposes of enforcement of South African Exchange Control regulations, pursuant to which the
South African Reserve Bank will irrevocably and unconditionally guarantee that the transfer to the Fiscal Agent of all sums in the amount and in the currency required for the fulfillment of the financial obligations arising from the
Securities will be authorized in good time, under all circumstances and without any limitations, notwithstanding any restrictions that may be in force at the time thereof in South Africa, and without any obligation to submit any affidavit or to comply with any other formality. Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Fiscal
Agent or an affiliate of the Fiscal Agent by manual signature, this Security shall not be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated: April 5, 2006

REPUBLIC OF SOUTH AFRICA

By:
    ---------------------------------
    National Treasury of the
    Republic of South Africa

This is one of the Securities of the series designated therein referred to in the within-mentioned Amended Fiscal Agency Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY, ON BEHALF

OF DEUTSCHE BANK TRUST COMPANY AMERICAS

as Fiscal Agent

By:  ____________________________________________
       Authorized Signatory

By:  ____________________________________________
       Authorized Signatory

1.     This Security is one of a duly authorized issue of securities of the
       Issuer consisting of (euro)750,000,000 principal amount of 4.50% Notes due 2016 (herein called the "SECURITIES"), issued and to be issued in one or more series in accordance with an Amended and Restated Fiscal Agency
       Agreement, dated as of May 15, 2003 (herein called the "AMENDED FISCAL
       AGENCY AGREEMENT"), between the Issuer and Deutsche Bank Trust Company
       Americas (formerly named Bankers Trust Company), as Fiscal Agent (herein called the "FISCAL AGENT", which term includes any successor fiscal agent under the Amended Fiscal Agency Agreement), copies of which Amended
       Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent in the Borough of Manhattan,
       The City of New York. This Security is one of the series designated on the face hereof, limited initially to the aggregate principal amount of
       (euro)750,000,000.

       The Securities are the direct, unconditional and general and (subject to the provisions below) unsecured obligations of South Africa and will rank equally with all other evidences of indebtedness issued in accordance with the Amended Fiscal Agency Agreement and with all other unsecured and unsubordinated general obligations of South Africa for money borrowed and guarantees given by South Africa in respect of money borrowed from others. South Africa hereby pledges its full faith and credit for the due and punctual payment of the Securities and for the due and timely performance of all obligations of South Africa with respect thereto.
       Amounts payable in respect of principal of and interest on the Securities will be charged upon and be payable by the Issuer, equally and ratably with all other amounts so charged and amounts payable in respect of all other general loan obligations of South Africa. The Securities will benefit from a Currency Transfer Guarantee of the South African Reserve
       Bank, dated April 5, 2006, in its capacity as the agent for the Minister of Finance for purposes of enforcement of South African Exchange Control regulations, pursuant to which the South African Reserve Bank will irrevocably and unconditionally guarantee that the transfer to the Fiscal
       Agent of all sums in the amount and in the currency required for the fulfillment of the financial obligations arising from the Securities will be authorized in good time, under all circumstances and without any limitations, notwithstanding any restrictions that may be in force at the time thereof in South Africa, and without any obligation to submit any affidavit or to comply with any other formality.

       South Africa hereby agrees that it will not create any Encumbrance upon the whole or any part of its present or future revenues or assets to secure any present or future External Indebtedness without securing the outstanding Securities equally and ratably with such External
       Indebtedness, and the instrument creating any such mortgage, pledge or charge shall expressly provide therefor. "Encumbrance" shall mean any mortgage, charge, pledge, lien or other arrangement creating security other than any security on goods or other assets provided to or acquired by South Africa and securing a sum not greater than the purchase price
       (together with interest and other related charges) of such goods or assets and any related services. "EXTERNAL INDEBTEDNESS" shall mean all indebtedness of South Africa in respect of moneys borrowed by South
       Africa and guarantees given by South Africa for moneys borrowed by others which is expressed or denominated in a currency or currencies other than
       South African rand or which is, at the option of the person entitled thereto, payable in a currency or currencies other than South African rand.

2.     Except as set forth in the following sentence, the Securities are issuable only as fully registered global securities, without coupons, each registered in the name of the common depositary for Clearstream,
       Luxembourg and Euroclear, a nominee thereof or a successor to the common depositary or a nominee thereof (for purposes of this Paragraph 2, each, a "GLOBAL SECURITY"), and (i) no Global Security may be transferred, except in whole and not in part, and only to the common depositary, one or more nominees of the common depositary or one or more respective successors of the common depositary and its nominees, and (ii) no Global
       Security may be exchanged for any Security other than another Global
       Security. Notwithstanding any other provision of the Amended Fiscal
       Agency Agreement or this Global Security, a Global Security may be transferred to, or exchanged for registered Securities registered in the name of, a person other than the common depositary, a nominee of the common depositary or a successor of the common depositary or its nominee if (i) the common depositary notifies South Africa in writing that it is unwilling or unable to discharge its responsibilities as depositary for such Global Security properly and a successor is not appointed by South
       Africa within 90 days after receiving such notice, (ii) South Africa, in its sole discretion, instructs the Fiscal Agent in writing that a Global
       Security shall be so transferable and exchangeable or (iii) there shall have occurred and be continuing an event of default with respect to the
       Securities evidenced by this Global Security (as set forth in Paragraph
       6). Registered Securities issued in exchange for this Global Security will be registered in such names, and issued in such denominations (of
       (euro)50,000 and higher integral multiples of (euro)1,000 thereof), as an authorized representative of the common depositary shall request.

3.     The Issuer shall maintain in the Borough of Manhattan, The City of New
       York, an office or agency where Securities may be surrendered for registration of transfer or exchange. The Issuer has initially appointed the corporate trust office of the Fiscal Agent as its agent in the
       Borough of Manhattan, the City of New York, for such purpose and has agreed to cause to be kept at such office a register in which, subject to such reasonable regulations as it may prescribe, South Africa will provide for the registration of Securities and registration of transfers of Securities. South Africa reserves the right to vary or terminate the appointment of the Fiscal Agent as security registrar or of any Transfer
       Agent or to appoint additional or other registrars or Transfer Agents or to approve any change in the office through which any security registrar or any Transfer Agent acts, provided that there will at all times be a security registrar in the Borough of Manhattan, The City of New York.

In the event Definitive Securities are issued in the manner described above in
Paragraph 2, the Issuer shall maintain in Luxembourg an office or agency where
Securities may be surrendered for registration of transfer or exchange. The
Issuer has initially appointed Deutsche Bank Luxembourg S.A. for such purpose and has agreed to cause to be kept at such office a register in which, subject to such reasonable regulations as it may prescribe, South Africa will provide for the registration of Securities and registration of transfers of Securities.
South Africa reserves the right to vary or terminate the appointment of the
Transfer Agent in Luxembourg or to appoint additional or other Transfer Agents or to approve any change in the office through which any Transfer Agent acts, provided that there will at all times be a Transfer Agent in Luxembourg.

Subject to Paragraph 2, the transfer of a Security is registrable on the aforementioned register upon surrender of such Security at the corporate trust office of the Fiscal Agent or, if applicable, the Transfer Agent, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Fiscal Agent, or, if applicable, the Transfer Agent, duly executed by, the registered holder thereof or his attorney duly authorized in writing. Upon such surrender of this Security for registration of transfer, the
Issuer shall execute, and the Fiscal Agent, or, if applicable, the Transfer
Agent, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities, dated the date of authentication thereof, of any authorized denominations and of a like aggregate principal amount.

At the option of the registered holder upon request confirmed in writing,
Securities may be exchanged for Securities of any authorized denominations and of a like tenor, form and aggregate principal amount upon surrender of the
Securities to be exchanged at the corporate trust office of the Fiscal Agent, or, if applicable, at the office of the Transfer Agent in Luxembourg. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Fiscal Agent or, if applicable, the Transfer Agent, shall authenticate and deliver, the Securities which the registered holder making the exchange is entitled to receive. Any registration of transfer or exchange will be effected upon the Fiscal Agent or, if applicable, the Transfer Agent, being satisfied with the documents of title and identity of the person making the request and subject to such reasonable regulations as the Issuer may from time to time agree with the Fiscal Agent or, if applicable, the Transfer Agent. In the case of a transfer of part only of a Definitive Note, a new certificate in respect of the balance not transferred will be issued to the transferor.

All Securities issued upon any registration of transfer or exchange of
Securities shall be the valid obligations of South Africa, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but South Africa may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than an exchange in connection with a partial redemption of a Security not involving any registration of a transfer.

Prior to due presentment of this Security for registration of transfer, the
Issuer, the Fiscal Agent, or, if applicable, the Transfer Agent, and any agent of the Issuer, the Fiscal Agent or the Transfer Agent may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer nor the Fiscal
Agent nor any such agent shall be affected by notice to the contrary.

To the extent permitted by applicable law, the Securities shall become void unless presented for payment within a period of 10 years following (i) the maturity date or (ii) if payment in full has not been received by the Fiscal
Agent or Paying Agent on or prior to such date, the date on which notice is given to holders of the Securities that payment in full has been received.

The Issuer may from time to time without notice to or the consent of the registered holders of the Securities create and issue further securities ranking equally and ratably with the Securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further securities or except for the first payment of interest following the issue date of such further securities) and so that such further securities shall be consolidated and form a single series with the Securities and shall have the same terms as to status, redemption or otherwise as the Securities.

4.     (a)    The Issuer shall pay to the Fiscal Agent at its principal office in the Borough of Manhattan, The City of New York, on or prior to each Interest Payment Date and the maturity date of the
              Securities, in such amounts sufficient (with any amounts then held by the Fiscal Agent and available for the purpose) to pay the interest on and the principal of, the Securities due and payable on such Interest Payment Date or maturity date, as the case may
              be. The Fiscal Agent shall apply the amounts so paid to it to the payment of such interest and principal in accordance with the terms of the Securities. Any monies paid by the Issuer to the
              Fiscal Agent for the payment of the principal of (or premium, if any) or interest on any Securities and remaining unclaimed at the end of two years after such principal (or premium) or interest shall have become due and payable (whether at maturity or
              otherwise) shall then be repaid to the Issuer upon its written request, and upon such repayment all liability of the Fiscal Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of
              (and premium, if any) and interest on this Security as the same shall become due.

In the event Definitive Securities are issued in the manner described above in
Paragraph 2, the Issuer shall pay to the Paying Agent at its principal office in
Luxembourg, on or prior to each Interest Payment Date and the maturity date of the Securities, in such amounts sufficient (with any amounts then held by the
Paying Agent and available for the purpose) to pay the interest on and the principal of, the Securities due and payable on such Interest Payment Date or maturity date, as the case may be. Payment of principal on the Definitive
Securities will be made only against presentation and surrender of the
Definitive Securities to the Paying Agent. The Paying Agent shall apply the amounts so paid to it to the payment of such interest and principal in accordance with the terms of the Securities. Any monies paid by the Issuer to the Paying Agent for the payment of the principal of (or premium, if any) or interest on any Securities and remaining unclaimed at the end of two years after such principal (or premium) or interest shall have become due and payable
(whether at maturity or otherwise) shall then be repaid to the Issuer upon its written request, and upon such repayment all liability of the Paying Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of (and premium, if any) and interest on this Security as the same shall become due. South Africa reserves to right to vary or terminate the appointment of the Paying Agent in Luxembourg or to appoint additional or other Paying Agents or to approve any change in the office through which any Paying Agent acts, provided that there will at all times be a Paying Agent in Luxembourg.

       (b)    In any case where the due date for the payment of the principal of
              (and premium, if any, on) or interest on any Security shall be a day that is not a TARGET settlement day, then payment of principal
              (and premium, if any) or interest need not be made on such date, but may be made on the next succeeding day that is a TARGET settlement day with the same force and effect as if made on the date for such payment, and no interest shall accrue for the period after such date. For purposes of this paragraph 4(b), "TARGET
              SETTLEMENT DAY" means any day on which the Trans-European
              Automated Real-Time Gross Settlement Express Transfer (TARGET)
              System is open.

5.     (a)    Subject to certain exceptions in current South African tax law, all payments of principal and interest in respect of the
              Securities will be exempt from taxes, levies, imposts, duties, deductions, withholdings or other charges, of whatsoever nature, imposed,

              levied, collected, withheld or assessed by the Republic of South
              Africa or any political sub-division or taxing authority thereof or therein (all of which are referred to herein as "SOUTH AFRICAN
              TAXES") so long as the beneficial owner of the relevant Security is an individual who is not ordinarily resident in South Africa or in Botswana, Lesotho, Namibia or Swaziland (a "NEIGHBORING
              Country") and does not carry on business in South Africa and was physically absent from South Africa for at least 183 days during the relevant year of assessment of South African Taxes, or is an external company (as defined in the South African Income Tax Act,
              1962) which does not carry on business in South Africa; provided, in any such case, that the beneficial owner paid for the relevant
              Security in a currency of any country other than South Africa or a
              Neighboring Country. For such purposes, a "company" includes an incorporated association, corporation or other body corporate.

Without prejudice to the foregoing, if any payment of principal or interest is not exempt as aforesaid, South Africa shall pay, to the extent permitted by law, such additional amounts as are necessary in order that the net payment, after the imposition of any South African Taxes in respect thereof, will not be less than the amount the holder would have received in the absence of such taxes, except that no such additional amounts shall be payable in respect of any
Security:

(i)    on which any South African Taxes are imposed by reason of the failure of the holder or beneficial owner of such Security to make a declaration of non-residence or other similar claim for exemption to the relevant tax authority; or

(ii)   presented for payment more than 30 days after the Relevant Date, except to the extent that the holder thereof would have been entitled to additional amounts on presenting the same for payment on the expiry of such period of 30 days.

As used herein, the "RELEVANT DATE" means the date on which such payment first becomes due or, if the full amount of the money payable has not been received by the Fiscal Agent on or prior to such due date, it means the date on which, the full amount of such money having been so received, notice to that effect shall have been duly given in the manner provided in the Amended Fiscal Agency
Agreement.

Any reference herein to principal and/or interest shall be deemed also to refer to any additional amounts which may be payable hereunder.

South Africa shall pay all stamp and other duties, if any, which may be imposed by the Republic of South Africa, the United States or any political subdivision thereof or taxing authority of or in the foregoing with respect to the Amended
Fiscal Agency Agreement of the issuance of this Security.

       (b)    Except as specifically provided in this Security, the Issuer shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein. Whenever in this Security there is a reference, in any context, to the payment of the principal of (or premium, if any,
              on) or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of additional amounts provided for in paragraph 5(a) to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of such paragraph and express mention of the payment of additional amounts (if
              applicable) in any provisions

              hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

6.     (a)    In the event of default in the payment of any principal of (and premium, if any, on) and interest on any of the Securities and the continuance of such default for a period of more than 30 days after the due date; or

       (b)    in the event of failure to perform or observe any other obligation under the Securities and the continuance of such default for the period of 60 days following written notice thereof to South Africa by any holder of Securities (except where such failure is not capable of remedy, in which event no notice shall be required); or

       (c)    if (i) any other present or future External Indebtedness becomes due and payable prior to the stated maturity thereof by reason of default, or any such External Indebtedness is not paid at the maturity thereof as extended by any grace period applicable thereto, or any such External Indebtedness in the form of a guarantee is not honored when due and called upon or within any grace period applicable thereto, or (ii) South Africa shall declare a general moratorium on the payment of any External
              Indebtedness;

then, and in every such case, the Fiscal Agent shall, upon the instruction of the holders of not less than 25% of the aggregate principal amount of the
Securities at the time outstanding (as defined in the Amended Fiscal Agency
Agreement) at that time, by written demand given to South Africa with a copy to the Fiscal Agent, declare all the Securities to be, and the principal amount of all the Securities and the accrued interest thereon shall thereupon become, immediately due and payable, unless prior to receipt of such demand by South
Africa all such events of default shall have been cured, waived or otherwise remedied. If any and all existing events of default hereunder shall have been cured, waived or otherwise remedied as provided herein, then, and in every such case, the holders of more than 50% of the aggregate principal amount of the
Securities at the time outstanding, by written notice to South Africa and to the
Fiscal Agent as set forth in the Amended Fiscal Agency Agreement, by written consent or by a vote at meeting held in accordance with Section 12 of the
Amended Fiscal Agency Agreement, may, on behalf of all the holders, rescind and annul any prior declaration of the acceleration of the principal of and interest accrued on the Securities and its consequences, but no such rescission and annulment shall extend to or affect any subsequent default, or shall impair any right consequent thereon. This paragraph 6 shall be subject to Section 12 of the
Amended Fiscal Agency Agreement.

7.     If any mutilated Security is surrendered to the Fiscal Agent or, if applicable, the Paying Agent, the Issuer shall execute, and the Fiscal
       Agent or, if applicable, the Paying Agent, shall authenticate and deliver in exchange therefor, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

If there be delivered to the Issuer, the Fiscal Agent or, if applicable, the
Paying Agent, (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Issuer, the Fiscal Agent or, if applicable, the Paying
Agent, that such Security has been acquired by a bona fide purchaser, the Issuer shall execute, and upon its request the Fiscal Agent or, if applicable, the
Paying Agent, shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                                       10

Upon the issuance of any new Security under this Paragraph, the Issuer may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and the expenses of the Fiscal Agent or, if applicable, the Paying Agent) connected therewith.

Every new Security issued pursuant to this Paragraph in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone.

Any new Security delivered pursuant to this Paragraph shall be so dated that neither gain nor loss in interest shall result from such exchange.

The provisions of this Paragraph 7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

8.     As provided in the Amended Fiscal Agency Agreement, South Africa and the
       Fiscal Agent may, (a) with the consent of the holders at a meeting duly called and held as specified in the Fiscal Agency Agreement, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time outstanding represented at such meeting, or (b) with the written consent of the holders of not less than
       66 2/3% in aggregate principal amount of the Securities at the time outstanding, modify, amend or supplement the terms or, insofar as respects the Securities, the Amended Fiscal Agency Agreement, in any way,
       and such holders may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Amended Fiscal Agency Agreement or the Securities to be
       made, given or taken by the holders; provided, however, that no such action may, without the consent of the holders of not less than 75% of the aggregate principal amount of the Securities at the time outstanding, voting at a meeting or by written consent, (i) change the due date for the payment of the principal of, premium, if any, or any installment of interest on any Security, (ii) reduce the principal amount of any
       Security, the portion of such principal amount that is payable upon acceleration of the maturity of such Security, the interest rate thereon or any premium payable upon redemption thereof, (iii) change the coin or currency in which or the required places at which payment with respect to interest, any premium or principal in respect of the Securities is payable, (iv) shorten the period during which South Africa is not permitted to redeem Securities, or permit South Africa to redeem
       Securities if, prior to such action, South Africa is not permitted to do so, (v) reduce the proportion of the principal amount of the Securities the vote or consent of the holders of which is necessary to modify, amend or supplement the Amended Fiscal Agency Agreement or the terms or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, or change the definition of "Outstanding" in Section 12 of the Amended Fiscal Agency Agreement with respect to the Securities,
       (vi) change the obligation of South Africa to pay any Additional Amounts,
       (vii) change Section 13 of the Amended Fiscal Agency Agreement, (viii)
       change the courts to the jurisdiction of which South Africa has submitted, South Africa's obligation to appoint and maintain an agent for service of process in the Borough of Manhattan, The City of New York or
       South Africa's waiver of immunity, in respect of actions or proceedings brought by any holder based upon the Securities as set forth in the
       Amended Fiscal Agency Agreement, or (ix) in connection with an exchange offer for the Securities, amend any event of default under

                                       11

       the Securities. In addition, the Amended Fiscal Agency Agreement permits
       South Africa and the Fiscal Agent, without the consent of any holders of
       Securities, to amend the Amended Fiscal Agency Agreement or the
       Securities for the purpose of (i) adding to the covenants of South Africa for the benefit of the holders of Securities, (ii) surrendering any right or power conferred upon South Africa, (iii) securing the Securities pursuant to the requirements of the Securities or otherwise, (iv) curing any ambiguity, or curing, correcting or supplementing any defective provision contained in the Securities or the Amended Fiscal Agency
       Agreement or (v) amending the Amended Fiscal Agency Agreement or the
       Securities in any manner which South Africa and the Fiscal Agent may determine and which shall not be inconsistent with the Securities and shall not adversely affect the interest of any holder of Securities. This paragraph 8 shall be subject to Section 12 of the Amended Fiscal Agency
       Agreement.

9.     Subject to Paragraph 8, no reference herein to the Amended Fiscal Agency
       Agreement and no provision of this Security or of the Amended Fiscal
       Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

10.    South Africa may, from time to time, without the consent of the holders, create and issue additional securities having terms and conditions the same as the Securities, or the same except for the amount of the first payment of interest, which additional securities may be consolidated and form a single series with the outstanding Securities; provided that such additional securities do not have, for purposes of U.S. federal income taxation, a greater amount of original issue discount, if any, than the
       Securities have as of the date of the issue of such additional securities.

11.    THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
       LAWS OF THE STATE OF NEW YORK.

12.    South Africa hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security, and to constitute the same and valid obligation of South Africa in accordance with its terms, have been done and performed and have happened in due and strict compliance with the applicable laws of the Republic of South Africa.

13.    South Africa has appointed Ambassador Barbara Masekela, Ambassador of
       South Africa to the United States, 3051 Massachusetts Avenue, Washington,
       D.C. 20008, and her successors as its authorized agent (the "AUTHORIZED
       AGENT") upon whom process may be served in any action arising out of or based on the Securities which may be instituted in any State or Federal court in The City of New York by the holder of any Security, and South
       Africa expressly accepts the jurisdiction of any such court in respect of such action. The Issuer hereby irrevocably waives any immunity to service of process and any objection to venue in respect of any such action to which it might otherwise be entitled in any action arising out of or based on the Securities which may be instituted by the holder of any
       Security in any State or Federal court in The City of New York or in any competent court in the Republic of South Africa. Such appointment shall be irrevocable until all amounts in respect of the principal of (and premium, if any) and any interest due and to become due on or in respect of all the Securities have been either paid or returned to the Issuer as provided in Section 8(b) of the Amended Fiscal Agency Agreement. South
       Africa

                                       12

       hereby waives irrevocably any immunity from jurisdiction (but not execution or attachment or process in the nature thereof) to which it might otherwise be entitled in any action arising out of or based on the
       Securities which may be instituted by the holder of any Security in any
       State or Federal court in The City of New York or in any competent court in the Republic of South Africa. Neither such appointment nor such waiver of immunity shall be interpreted to include actions brought under the
       United States Federal securities laws.

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              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
The following exchanges of a part of this Global Note for a Definitive Note, have been made:

                                                                             PRINCIPAL AMOUNT OF
                                                                               THIS GLOBAL NOTE          SIGNATURE OF
                               AMOUNT OF DECREASE   AMOUNT OF INCREASE IN       FOLLOWING SUCH       AUTHORIZED OFFICER OF
                              IN PRINCIPAL AMOUNT    PRINCIPAL AMOUNT OF           DECREASE         FISCAL AGENT OR COMMON
      DATE OF EXCHANGE        OF THIS GLOBAL NOTE      THIS GLOBAL NOTE         (OR INCREASE)             DEPOSITARY
-----------------------------------------------------------------------------------------------------------------------------

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